BAXTER INTERNATIONAL INC. Shareholder Meeting to be held on May 5, 2009 ** IMPORTANT NOTICE ** Proxy Materials Available Regarding the Availability of Proxy Materials • Notice and Proxy Statement • Annual Report You are receiving this communication because you hold shares in Baxter, and the proxy materials you should review before you cast your vote are now available. This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important PROXY MATERIALS — VIEW OR RECEIVE information contained in the proxy materials before voting. You can choose to view the materials online or receive a paper or e-mail copy. There is NO charge for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before April 17, 2009. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor. BAXTER INTERNATIONAL INC. ONE BAXTER PARKWAY DEERFIELD, IL 60015 HOW TO VIEW MATERIALS VIA THE INTERNET Have the 12 Digit Control Number available and visit: www.proxyvote.com HOW TO REQUEST A COPY OF MATERIALS 1) BY INTERNET 3 www.proxyvote.com 2) BY TELEPHONE 3 1-800-579-1639 3) BY E-MAIL* 3 sendmaterial@proxyvote.com *If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line. R1BXT1 See the Reverse Side for Meeting Information and Instructions on How to Vote

Meeting Information How To Vote Meeting Type: Annual Meeting of Shareholders Vote In Person Meeting Date: May 5, 2009 You may choose to attend and vote in person at the annual Meeting Time: 10:30 A.M., CST meeting. Please check the meeting materials for any special For holders as of: March 9, 2009 requirements for meeting attendance. Meeting Location: Chicago Cultural Center 78 East Washington St. Chicago, IL Vote By Internet Meeting Directions: To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for For directions to the annual meeting, please see the electronic delivery of information up until 11:59 P.M. Eastern Time on May 4, 2009. Have your notice in hand when you Proxy Statement. access the web site and follow the instructions.

Voting items Directors recommend a vote FOR the Nominees: 1. Election of Directors Nominees: Directors recommend a vote FOR proposal 2: 1a. Walter E. Boomer 2. Ratification of independent registered public accounting firm 1b. James R. Gavin III, M.D., Ph.D. Directors recommend a vote AGAINST proposal 3: 1c. Peter S. Hellman 3. Shareholder proposal relating to animal testing 1d. K.J. Storm R1BXT3